SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Hollis-Eden Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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HOLLIS-EDEN PHARMACEUTICALS, INC.

4435 Eastgate Mall, Suite 400

San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2005

TO THE STOCKHOLDERS OF HOLLIS-EDEN PHARMACEUTICALS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HOLLIS-EDEN PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), will be held on Friday, June 17, 2005 at 2:00 p.m. local time at Estancia La Jolla, 9700 North Torrey Pines Road, La Jolla, California 92037, for the following purposes:

1.	To elect two Class II directors to hold office until the 2008 Annual Meeting of Stockholders.

2.	To approve an amendment and restatement of the Company’s 1997 Incentive Stock Option Plan, into a 2005 Equity Incentive Plan having the features described in the Proxy Statement and to increase the aggregate number of shares of Common Stock authorized for issuance under the Plan by 350,000 shares.

3.	To approve the Company’s 2005 Non-Employee Directors’ Equity Incentive Plan and to authorize an aggregate of 150,000 shares of Common Stock for issuance under the Plan

4.	To ratify the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 22, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

RICHARD B. HOLLIS

Chairman of the Board, President and Chief

Executive Officer

San Diego, California

May 6, 2005

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

HOLLIS-EDEN PHARMACEUTICALS, INC.

4435 Eastgate Mall, Suite 400

San Diego, CA 92121

PROXY STATEMENT

FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

June 17, 2005

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Hollis-Eden Pharmaceuticals, Inc. (sometimes referred to as the “Company” or Hollis-Eden) is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 6, 2005 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 22, 2005 will be entitled to vote at the annual meeting. On this record date, there were 19,297,713 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 22, 2005 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 22, 2005 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of two Class II directors to hold office until the 2008 Annual Meeting of Stockholders;

•	Proposed amendment and restatement of the Company’s 1997 Stock Option Plan into a 2005 Equity Incentive Plan and to increase the number of shares of Common Stock authorized for issuance under the Plan by 350,000 shares;

•	Proposed 2005 Non-Employee Directors’ Equity Incentive Plan and to authorize 150,000 shares of Common Stock for issuance under the Plan; and

•	Ratification of BDO Seidman, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

➢	To vote in person, come to the annual meeting and we will offer you a ballot when you arrive.

➢	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 22, 2005.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director, “For” the approval of the proposed amendment and restatement of the Company’s 1997 Stock Option Plan into a 2005 Equity Incentive Plan and to increase the aggregate number of shares of Common Stock authorized for issuance under the Plan by 350,000, “For” the approval of the proposed Company’s 2005 Non-Employee Directors’ Equity Incentive Plan and to authorize an aggregate of 150,000 shares of Common Stock for issuance under the Plan and “For” the ratification of the selection of BDO Seidman, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may send a written notice that you are revoking your proxy to the Company’s Secretary at 4435 Eastgate Mall, Suite 400, San Diego, California 92121.

➢	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 9, 2006, to the Company’s Secretary at 4435 Eastgate Mall, Suite 400, San Diego, California 92121. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify the Company after March 20, 2006 and before April 19, 2006, the Company’s management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If on April 22, 2005 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How many votes are needed to approve each proposal?

➢	For the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

➢

To be approved, Proposal No. 2, the approval of an amendment and restatement of the Company’s 1997 Stock Option Plan into a 2005 Equity Incentive Plan and to increase the aggregate number of shares of Common Stock authorized for issuance under the Plan by 350,000 shares, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

➢	To be approved, Proposal No. 3, the approval of the Company’s 2005 Non-Employee Directors’ Equity Incentive Plan and to authorize an aggregate of 150,000 shares of Common Stock for issuance under the Plan, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

➢	To be approved, Proposal No. 4, ratification of the selection of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 19,297,713 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2005.

Proposal 1

ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified. It is the Company’s policy to invite nominees for directors to attend the Annual Meeting. All but one of the directors attended the 2004 Annual Meeting of Stockholders.

The Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 2005. The nominees for election to this class, Thomas C. Merigan, Jr., M.D. and Brendan R. McDonnell, are currently directors of the Company, having been elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2008 Annual Meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2008 ANNUAL MEETING

Thomas C. Merigan, Jr., M.D.

Dr. Merigan, age 71, became Scientific Advisor and a director of Hollis-Eden in March 1996. Dr. Merigan has been George E. and Lucy Becker Professor of Medicine at Stanford University School of Medicine from 1980 to fall of 2004. He continues to hold the chair as an active emeritus professor. Dr. Merigan has also been the Principal Investigator, NIAID Sponsored AIDS Clinical Trials Unit, from 1986 to the present, and has been Director of Stanford University’s Center For AIDS Research from 1988 to the present. Dr. Merigan is a member of various medical and honorary societies, has lectured extensively within and outside the United States, and authored numerous books and articles and has chaired and edited symposia relating to infectious diseases, including anti-viral agents, HIV and other retroviruses, and AIDS. From 1990 to the present, Dr. Merigan has been Chairman, Editorial Board of HIV: Advances in Research and Therapy. He is also a member of the editorial boards of Aids Research and Human Retroviruses (since 1983), International Journal of Anti-Microbial Agents (since 1990), and The Aids Reader (since 1991), among others. He is a co-recipient of ten patents, which, among other things, relate to synthetic polynucleotides, modification of hepatitis B virus infection, treatment of HIV infection, purified cytomegalovirus protein and composition and treatment for herpes simplex. Dr. Merigan has been Chair, Immunology AIDS Advisory Board, Bristol Myers Squibb Corporation from 1989 to 1995 and Chair, Scientific Advisory Board, Sequel Corp. from 1993 to 1996. In 1994, Stanford University School of Medicine honored him with the establishment of the Annual Thomas C. Merigan Jr. Endowed Lectureship in Infectious Diseases, and, in 1996, Dr. Merigan was elected Fellow, American Association for the Advancement of Science. From 1966 to 1992, Dr. Merigan was Head, Division of Infectious Diseases, at Stanford School of Medicine. Dr. Merigan received his B.A., with honors, from the University of California at Berkeley and his M.D. from the University of California at San Francisco.

Brendan R. McDonnell

Mr. McDonnell, age 42, has served as a director of Hollis-Eden since August 1996. In 2003, Mr. McDonnell joined the law firm Preston Gates & Ellis LLP as an equity partner and serves as Practice Group Leader. From 1997 to 2003, Mr. McDonnell was of counsel and then a partner at Tonkon Torp LLP, a Northwest based law firm. Mr. McDonnell specializes in representing both private and public emerging growth companies, with focus on the high technology industry. Mr. McDonnell is the past Chair of the Business Section of the Oregon State Bar and spent two years as an adjunct professor at the Northwestern School of Law of Lewis and Clark College. Mr. McDonnell holds a B.S. in accounting from Loyola Marymount University and a J.D. from the University of California at Davis. He is a member of the California, Oregon and Washington State Bar Associations.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

Richard B. Hollis

Mr. Hollis, age 52, founded Hollis-Eden in August 1994, and currently serves as our Chairman, President and Chief Executive Officer. Mr. Hollis has over 25 years experience in the health care industry, has a proven track record of launching and marketing important new medical products, and a distinguished career of managing the growth and operations of companies in a variety of senior management positions. Prior to founding Hollis-Eden, Mr. Hollis served as Chief Operating Officer of Bioject Medical from 1991 to 1994 and as Vice President Marketing and Sales/General Manager for Instromedix from 1989 to 1991. From 1986 to 1989, Mr. Hollis served as a general manager of the Western business unit of Genentech, Inc., a manufacturer of biopharmaceuticals.

Prior to joining Genentech, Mr. Hollis served as a divisional manager of Imed Corporation, Inc., a manufacturer of drug delivery systems. Mr. Hollis began his career in the health care industry with Baxter Travenol. Mr. Hollis received his B.A. in Psychology from San Francisco State University.

Salvatore J. Zizza

Mr. Zizza, age 59, has served as a director of the Company since March 1997. He served as Chairman of the Board, President and Treasurer of Initial Acquisition Corp., from 1992 until March 1997, at which time Initial Acquisition Corp. merged with the Company. Mr. Zizza is presently Chairman of Hallmark Electrical Supplies Corp. Mr. Zizza is also Chairman of Bethlehem Advanced Materials. Mr. Zizza was President and Chief Financial Officer of NICO Construction Company, Inc. until 1985, when NICO merged with The LVI Group, Inc. Prior to joining The LVI Group, Inc., Mr. Zizza was an independent financial consultant and had been a lending officer for Chemical Bank. Mr. Zizza’s current and former directorships include: The Gabelli Equity Trust (NYSE), The Gabelli Asset Fund, The Gabelli Growth Fund, The Gabelli Convertible and Income Securities Fund, The Gabelli Utility Trust Fund (NYSE), The Gabelli Global Multimedia Trust (NYSE), The Gabelli Equity Series Fund, The Gabelli Dividend and Income Trust, The Gabelli Gold Fund, the Gabelli International Growth Fund, The Gabelli Global Services, the Ned Davis Asset Allocation Fund, Westwood Funds, Earl Scheib Inc (ASE) and St. David’s School. Mr. Zizza received a B.S. in Political Science and an M.B.A. from St. John’s University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2007 ANNUAL MEETING

Paul Bagley

Mr. Bagley, age 62, has served as a director of the Company since March 1996. Mr. Bagley is a founding principal of Stone Pine Capital L.L.C., a group that provides mezzanine capital to fund acquisitions, buyouts, growth and recapitalizations, and is also associated with Stone Pine Advisors L.L.C., and Stone Pine Investment Banking L.L.C. Mr. Bagley was Chief Executive Officer of Laidlaw Holdings, Inc., an investment services company from January 1995 until November 1996. For more than twenty years, Mr. Bagley was engaged in investment banking activities with Shearson Lehman Hutton Inc. and its predecessor, E.F. Hutton & Company Inc. Mr. Bagley served in various capacities with Shearson and E.F. Hutton, including Executive Vice President and Director, Managing Director, Head of Direct Investment Origination and Manager of Corporate Finance. Mr. Bagley also serves as Chairman of the Board of Directors of Angus Technologies, Inc., a privately held telecommunications and technology company. Mr. Bagley is also a director of VPSA Management S.A. and Hamilton Lane Private Equity Partners, L.L.C., an Irish Stock Exchange listed investment partnership. Mr. Bagley graduated from the University of California at Berkley with a B.Sc. in Business and Economics and from Harvard Business School with an M.B.A. in Finance.

Jerome M. Hauer

Mr. Hauer, age 53, is recognized as one of the nation’s leading experts on bioterrorism and emergency preparedness, with over 20 years of experience in emergency management. Mr. Hauer currently serves as Senior Vice President, Fleishman-Hillard Government Relations. He previously served as Executive Director of the Response to Emergencies and Disasters Institute (READI) and Associate Professor, School of Public Health at The George Washington University. During the events of September 11, 2001 and the nation’s anthrax crisis that followed, Mr. Hauer served as Senior Advisor to the Secretary of Health and Human Services (HHS) for National Security and Emergency Management. In June 2002, HHS Secretary Tommy G. Thompson named Mr. Hauer as Acting Assistant Secretary for the Office of Public Health Emergency Preparedness. In this role, Mr. Hauer was responsible for coordinating the country’s medical and public health preparedness and response to emergencies, including acts of biological, chemical and nuclear terrorism. Prior to serving at HHS, Mr. Hauer worked with Mayor Rudolph W. Giuliani as the first Director of the Mayor’s Office of Emergency Management for New York City, charged with coordinating the city’s emergency response plans. Mr. Hauer is a member of the Johns Hopkins School of Public Health’s Health Advisory Board and has served on the National Academy of

Sciences Institute of Medicine’s Committee to Evaluate R&D Needs for Improved Civilian Medical Response to Chemical or Biological Terrorism Incidents. Mr. Hauer is the recipient of numerous honors, including the Outstanding Alumni of the Year from the Johns Hopkins School of Public Health, the Indiana Commendation Medal for Exceptional Meritorious Service, the Legion of Hoosier Heroes Award and the Distinguished Alumni Award from NYU. He also is a member of the New York City Police Department’s Honor Legion, and is an honorary Assistant Chief in the New York City Fire Department. Mr. Hauer graduated from New York University with a B.A. degree in psychology and history and from the Johns Hopkins School of Public Health with a Master’s degree.

Marc R. Sarni

Mr. Sarni, age 46, is a Principal at Cornerstone Investment, LLC, a group engaged in the investment, development and property management of both residential and commercial real estate. Mr. Sarni worked as an investment banker at A.G. Edwards and Sons, Inc. for 17 years, and from 1997 until 2003 Mr. Sarni was the Managing Director responsible for establishing and managing the Healthcare Industry Group within the corporate finance department’s Emerging Growth Sector. The Healthcare Industry Group of A.G. Edwards focused primarily on emerging growth medical technology, biotechnology, specialty pharmaceutical and healthcare services companies. Prior to joining A.G. Edwards, Mr. Sarni spent three years working as a Certified Public Accountant at PriceWaterhouse (now PricewaterhouseCoopers LLP). Mr. Sarni currently serves as a member of the Board of Directors of Young Innovation, Inc. and the Board of Managers for Ascension Health Ventures, the strategic health venture-investing subsidiary of Ascension Health, the nation’s largest Catholic and not-for-profit healthcare system. Mr. Sarni graduated from the University of Missouri at Columbia with a BSBA degree in Accounting and from the University of Chicago with an M.B.A. in Finance.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board affirmatively has determined that five of the Company’s current directors are independent directors within the meaning of the applicable Nasdaq listing standard.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

During the fiscal year ended December 31, 2004, the Board of Directors held six meetings. During the fiscal year ended December 31, 2004, each Board member attended 100% (with the exception of a former director, Mr. Tilley who attended 33% while serving on the Board in 2004) of the aggregate number of meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively. Five of the six directors and two nominees were in attendance at the 2004 Annual Meeting.

In April 2004, the Company’s Board of Directors documented the governance practices followed by the Company by adopting a number of corporate governance policies and procedures, as well as a Nominating Committee Charter and a Business Code of Conduct and Ethics, to assure that the Board will have the necessary authority and practices in place to make decisions that are independent of the Company’s management. These guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. They set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation, and board committees and compensation. These policies and procedures, together with the Nominating Committee Charter and Business Code of Conduct and Ethics, were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002.

As required under new Nasdaq listing standards, the Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Nominating Committee

The Board of Directors has adopted a Nominating Committee Charter, which can be found on our corporate website at www.holliseden.com. The Nominating Committee is composed of three directors who are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards): Messrs. Zizza, Hauer and McDonnell. The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board candidates for election to the Board, assessing the performance of the Board, and making recommendations to the Board regarding the membership of the committees of the Board. The Nominating Committee, which was created in September 2004, did not have a formal meeting in 2004.

The Board of Directors believes that candidates for director should have certain minimum qualifications, including: personal integrity and ethics; no interests that would materially impair his or her ability to exercise independent judgment and otherwise discharge his or her fiduciary duties; ability to represent all stockholders equally; achievement in one or more fields of business, professional, governmental, scientific or educational endeavor; sound judgment based on management or policy-making experience; general understanding of the major issues facing public companies of a size and operational scope similar to the Company; and ability to devote adequate time to the Board and its committees. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee considers such factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards and applicable SEC rules and regulations. The Nominating Committee will then compile a list of potential candidates, using its own network of contacts, as well as recommendations from other Board members and management. The Nominating Committee may also engage, if appropriate under the circumstances, a professional search firm to assist in identifying qualified candidates. The Nominating Committee will conduct any appropriate or necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee will meet to discuss and consider such candidates’ qualifications and then select nominees for recommendation to the Board by majority vote.

The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. The Nominating Committee will also take into account the size and duration of the recommending stockholder’s ownership interest in the Company and the extent to which such stockholder intends to maintain its ownership interest in the Company. The Board does not intend for the Nominating Committee to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 4435 Eastgate Mall, Suite 400, San Diego, California 92121, not less than six months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, and the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Any such submission must be accompanied by a representation that the nominating stockholder is a beneficial or record owner of the Company’s common stock, including the number of shares and when the shares were acquired, and the extent to which the nominating stockholder intends to maintain its ownership interest in the Company.

Notwithstanding the responsibilities of the Nominating Committee described above, the recommendations for director nominees made by the Nominating Committee will be subject to Delaware law, the bylaws of the Company and the provisions of the Employment Agreement, dated November 1, 1996, between Richard B. Hollis and the Company. Pursuant to that agreement, Mr. Hollis has the right to require the Company to nominate him and two of his designees for election to the Board. To date, however, Mr. Hollis has not exercised such right.

Compensation Committee

The Compensation Committee makes recommendations to the Board concerning executive salaries and incentive compensation, administers the Company’s 1997 Incentive Stock Option Plan and otherwise determines compensation levels and policies and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three independent non-employee directors: Messrs. McDonnell, Bagley and Sarni. The Compensation Committee had eight meetings in 2004.

Audit Committee

The Audit Committee oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditor; determines the engagement of the independent auditor; determines whether to retain or terminate the existing independent auditor or to appoint and engage a new independent auditor; reviews and approves the retention of the independent auditor to perform any proposed non-permissible audit services; and, monitors the rotation of partners of the independent auditor on the Company engagement team as required by law. The Audit Committee meets and reviews with management and the independent auditors: the quarterly financial statements and disclosures prior to the filing of the Company’s Quarterly Reports on Form 10-Q; the financial statements and disclosures to be included in the Company’s Annual Report on Form 10-K; the Company’s policies with respect to risk assessment and risk management; the Company’s internal controls; and the results of the annual audit. The Audit Committee is composed of three directors and operates under a written charter adopted by the Company’s Board of Directors. The members of the Audit Committee are Messrs. Bagley, Sarni and Zizza. The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The “Audit Committee Financial Expert” designated by the Board is Mr. Zizza. The Board made a qualitative assessment of Mr. Zizza’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer. The Audit Committee had eight meetings in 2004.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board. Persons interested in communicating with the Board with their concerns or issues may address correspondence to the Board, in care of Hollis-Eden Pharmaceuticals, Inc., at 4435 Eastgate Mall, Suite 400, San Diego, California 92121. All such communications will be compiled by the Secretary of the Company and submitted to the Board on a periodic basis. All communications must be accompanied by the following information:

•	A statement as to (i) the number of shares of common stock of the Company that the person holds and (ii) the approximate date on which the person became a stockholder of the Company;

•	Any special interest, meaning an interest not in the capacity of a stockholder of the Company, of the person in the subject matter of the communication; and

•	The address, telephone number and e-mail address, if any, of the person submitting the communication.

The following types of communications are not appropriate for delivery to directors under these procedures:

•	Communications regarding individual grievances or other interests that are personal to the party submitting the communication and would not reasonably be of concern to stockholders generally;

•	Communications that advocate the Company’s engaging in illegal, unethical or otherwise improper activities;

•	Communications that contain offensive, vulgar or abusive content; and

•	Communications that have no rational relevance to the business or operations of the Company.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted the Hollis-Eden Pharmaceuticals Code of Business Conduct and Ethics, which applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.holliseden.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver in a Form 8-K filed with the Securities and Exchange Commission (“SEC”).

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors maintains an Audit Committee comprised of three directors who meet the independence and the financial literacy requirements of the NASDAQ and the SEC. The Board has determined that Mr. Salvatore Zizza qualifies as an “Audit Committee Financial Expert” under the rules of the SEC. During 2004, the Audit Committee held eight meetings. The Board has also adopted a written Charter of the Audit Committee.

Management is responsible for the Company’s systems of internal controls and the financial reporting process. The independent auditor is responsible for performing an independent audit of the Company’s financial statements and to attest to management’s assessment of internal controls in accordance with generally accepted auditing standards and section 404 of the Sarbanes Oxley Act of 2002, respectively, and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

The Company’s independent auditor also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditor that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent auditor as well as the Audit Committee’s review of the representation of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC.

Respectfully submitted by:

AUDIT COMMITTEE

Paul Bagley, Chairman

Marc R. Sarni

Salvatore J. Zizza

Proposal 2

Approval Of The 2005 Equity Incentive Plan

On April 27, 2005, the Board adopted the Hollis-Eden Pharmaceuticals, Inc. 2005 Equity Incentive Plan (the “2005 Equity Plan”), subject to stockholder approval. The 2005 Equity Plan is an amendment and restatement of Hollis-Eden Pharmaceuticals’s 1997 Incentive Stock Option Plan (the “1997 Option Plan”). The 1997 Option Plan was adopted by the Board in February 1997 and was approved by the stockholders. In April 2004, the Board amended the 1997 Option Plan. Options granted under the 1997 Option Plan prior to its amendment and restatement will continue to be subject to the terms and conditions as set forth in the agreements evidencing such options and the terms of the 1997 Option Plan except that the Board may elect to extend one or more of the features of the 2005 Equity Plan to stock awards granted under the 1997 Option Plan. The key terms of the 1997 Option Plan are similar to those of the 2005 Equity Plan, except as noted otherwise.

This Proposal 2 seeks an increase in the number of shares that may be issued under the 2005 Equity Plan beyond those reserved for issuance under the 1997 Option Plan by 350,000 shares. The additional 350,000 shares will increase the total shares of common stock reserved for issuance under the 2005 Equity Plan to an aggregate of 5,409,315. At March 31, 2005, options (net of cancelled, forfeited and exercised options) covering an aggregate of 4,691,406 shares had been granted under the 1997 Option Plan, and 367,909 shares (plus any shares that might in the future be returned to the 1997 Option Plan as a result of cancellations or expiration of options) remained available for future grant under the 1997 Option Plan.

The approval of the 2005 Equity Plan will allow Hollis-Eden to continue to grant stock options and other awards at levels determined appropriate by the Board. The 2005 Equity Plan will also provide Hollis-Eden with greater flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards, including stock appreciation rights, stock purchase awards, restricted stock awards and restricted stock unit awards. Accordingly, the 2005 Equity Plan will allow Hollis-Eden to utilize a broad array of equity incentives in order to secure and retain the services of employees, consultants and non-employee directors of Hollis-Eden and its affiliates, and to provide incentives for such persons to exert maximum efforts for the success of Hollis-Eden and its affiliates.

Stockholders are requested in this Proposal 2 to approve the 2005 Equity Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2005 Equity Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the 2005 Equity Plan are outlined below:

General

The 2005 Equity Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock purchase awards, restricted stock awards, restricted stock unit awards, and other forms of equity compensation (collectively, “stock awards”). By contrast, the 1997 Option Plan provides only for the grant of incentive and nonstatutory stock options. Incentive stock options granted under the 2005 Equity Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2005 Equity Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of stock awards.

Purpose

The Board adopted the 2005 Equity Plan to provide a means to secure and retain the services of employees (including officers), consultants and non-employee directors eligible to receive stock awards, to provide incentives for such individuals to exert maximum efforts for the success of Hollis-Eden and its affiliates, and to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of Hollis-Eden’s common stock through the grant of stock awards.

Administration

The Board administers the 2005 Equity Plan. Subject to the provisions of the 2005 Equity Plan, the Board has the authority to construe and interpret the plan, to determine the persons to whom and the dates on which stock awards will be granted, the number of shares of common stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of the award may be exercised, the exercise, purchase, or strike price of each stock award, the type of consideration permitted to exercise or purchase each stock award, and other terms of the stock awards.

The Board has the authority to delegate some or all of the administration of the 2005 Equity Plan to a committee or committees. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. If administration is delegated to a committee, the committee has the authority to delegate certain administrative powers to a subcommittee of one or more members. As used herein with respect to the 2005 Equity Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself.

Eligibility

Incentive stock options may be granted under the 2005 Equity Plan only to employees (including officers) of Hollis-Eden and its affiliates. Employees (including officers), consultants and non-employee directors of Hollis-Eden and its affiliates are eligible to receive all other types of stock awards under the 2005 Equity Plan. By contrast, under the 1997 Option Plan, nonstatutory stock options may be granted to employees, directors and consultants. All of employees, consultants and non-employee directors of Hollis-Eden and its affiliates are eligible to participate in the 2005 Equity Plan.

No incentive stock option may be granted under the 2005 Equity Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Hollis-Eden or its affiliates, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2005 Equity Plan and any other plans of Hollis-Eden and its affiliates) may not exceed $100,000.

Under the 2005 Equity Plan, no person may be granted stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of the common stock on the date of grant under the 2005 Equity Plan covering more than 250,000 shares of common stock during any calendar year (the “Section 162(m) Limitation”).

Stock Subject to the 2005 Equity Plan

A maximum of 5,409,315 shares of common stock are available for future issuance under the 2005 Equity Plan, which includes 5,150,000 shares of common stock previously reserved for issuance under the 1997 Option

Plan, less 90,685 shares already issued under the 1997 Option Plan, plus an additional 350,000 shares. If a stock award granted under either the 2005 Equity Plan or the 1997 Option Plan expires or otherwise terminates without being exercised in full, or if any shares of common stock issued pursuant to a stock award are forfeited to or repurchased by Hollis-Eden, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of common stock not issued under such stock award, or forfeited to or repurchased by Hollis-Eden shall revert to and again become available for issuance under the 2005 Equity Plan. If any shares subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”), the number of shares that are not delivered shall remain available for issuance under the 2005 Equity Plan. If the exercise price of any stock award is satisfied by tendering shares of common stock held by the participant, then the number of shares so tendered shall remain available for issuance under the 2005 Equity Plan. Under the 1997 Option Plan, if any option granted under the 1997 Option Plan expires or otherwise terminates without having been exercised in full, the shares not acquired under the option will revert to and become available for issuance under the 1997 Option Plan.

The aggregate maximum number of shares of common stock that may be issued under the 2005 Equity Plan pursuant to the exercise of incentive stock options is 5,500,000 shares plus the amount of any future increase in the number of shares that may be available for issuance under the 2005 Equity Plan.

Terms of Options

Options may be granted under the 2005 Equity Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the 2005 Equity Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price.  The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the stock on the date of grant. Accordingly, if this Proposal 2 is approved by the stockholders, all options granted by Hollis-Eden under the 2005 Equity Plan must carry an exercise price of at least 100% of the fair market value of the stock on the date of grant. By contrast, the Board has the authority to determine the exercise price of nonstatutory stock options under the 1997 Option Plan on the date of grant. As of April 21, 2005, the closing price of Hollis-Eden’s common stock as reported on the Nasdaq National Market was $7.44 per share.

Consideration.  The exercise price of options granted under the 2005 Equity Plan must be paid, to the extent permitted by applicable law and at the discretion of the Board, (i) by cash or check, (ii) pursuant to a broker-assisted cashless exercise, (iii) by delivery of other common stock of Hollis-Eden, (iv) pursuant to a net exercise arrangement, or (iv) in any other form of legal consideration acceptable to the Board. Under the 1997 Option Plan, the exercise price shall be paid either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board at the time of the grant (A) pursuant to a broker-assisted cashless exercise, or (B) by delivery of other common stock of Hollis-Eden.

Vesting.  Options granted under the 2005 Equity Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Vesting typically will occur during the optionholder’s continued service with Hollis-Eden or an affiliate, whether such service is performed in the capacity of an employee, consultant or director (collectively, “service”) and regardless of any change in the capacity of the service performed. Shares covered by different options granted under the 2005 Equity Plan may be subject to different vesting terms. The Board has the authority to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2005 Equity Plan may permit exercise prior to vesting. However, any unvested shares acquired under such an early exercise arrangement will be subject to repurchase by Hollis-Eden, should the participant’s service terminate before vesting.

Tax Withholding.  To the extent provided by the terms of a stock option agreement, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the option by a cash payment upon exercise, by authorizing Hollis-Eden to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of Hollis-Eden, or by a combination of these means.

Term.  The maximum term of options granted under the 2005 Equity Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term is five years.

Termination of Service.  Options granted under the 2005 Equity Plan generally terminate three months after termination of the participant’s service unless (i) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the participant dies before the participant’s service has terminated, or within generally three months after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option have passed; or (iii) the option by its terms specifically provides otherwise. Under the 2005 Equity Plan, the option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws, whereas there is no such provision in the 1997 Option Plan. In no event, however, may an option be exercised beyond the expiration of its term.

Restrictions on Transfer.  Unless provided otherwise by the Board, a participant in the 2005 Equity Plan may not transfer an option other than by will or by the laws of descent and distribution or pursuant to a domestic relations order and during the lifetime of the participant, only the participant (or the transferee pursuant to a domestic relations order) may exercise an option. A participant may also designate a beneficiary who may exercise an option following the participant’s death.

Terms of Stock Appreciation Rights

Stock appreciation rights may be granted under the 2005 Equity Plan pursuant to stock appreciation rights agreements.

Exercise.  Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, Hollis-Eden will pay the participant an amount equal to the excess of (i) the aggregate fair market value of Hollis-Eden’s common stock on the date of exercise, over (ii) the strike price determined by the Board on the date of grant.

Settlement of Awards.  The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of Hollis-Eden’s common stock, or any other form of consideration determined by the Board.

Vesting.  Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board.

Termination of Service.  Upon termination of a participant’s service, the participant generally may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Stock Purchase Awards and Restricted Stock Awards

Stock purchase awards and restricted stock awards may be granted under the 2005 Equity Plan pursuant to stock purchase award agreements and restricted stock award agreements, respectively.

Purchase Price.  The purchase price for stock purchase awards must be at least the par value of Hollis-Eden’s common stock.

Consideration.  The purchase price for stock purchase awards may be payable either (i) in cash or by check, (ii) by past service rendered to Hollis-Eden, or (iii) in any other form of legal consideration acceptable to the Board. The Board may grant restricted stock awards in consideration for past services rendered to Hollis-Eden or in exchange for any other form of legal consideration acceptable to the Board, without the payment of a purchase price.

Vesting.  Shares of stock acquired under a stock purchase or restricted stock award may, but need not, be subject to a repurchase option in favor of Hollis-Eden or forfeiture to Hollis-Eden in accordance with a vesting schedule as determined by the Board. The Board has the authority to accelerate the vesting of stock acquired pursuant to a stock purchase or restricted stock award.

Termination of Service.  Upon termination of a participant’s service, Hollis-Eden may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable stock purchase award or restricted stock award agreement.

Restrictions on Transfer.  Rights to acquire shares under a stock purchase or restricted stock award may be transferred only upon such terms and conditions as determined by the Board.

Terms of Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2005 Equity Plan pursuant to restricted stock unit award agreements.

Consideration.  The purchase price, if any, for restricted stock unit awards may be paid in any form of legal consideration acceptable to the Board.

Settlement of Awards.  A restricted stock unit award may be settled by the delivery of shares of Hollis-Eden’s common stock, in cash, or by any combination of these means as determined by the Board.

Vesting.  Restricted stock unit awards vest at the rate specified in the restricted stock unit award agreement as determined by the Board. However, at the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.

Dividend Equivalents.  Dividend equivalent rights may be credited with respect to shares covered by a restricted stock unit award. Hollis-Eden does not anticipate paying cash dividends on its common stock for the foreseeable future, however.

Termination of Service.  Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service.

Terms of Other Equity Awards

The Board may grant other equity awards that are valued in whole or in part by reference to Hollis-Eden’s common stock. Subject to the provisions of the 2005 Equity Plan, the Board has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards.

Performance-Based Stock Awards

Under the 2005 Equity Plan, a stock award may be granted, vest or be exercised based upon certain service conditions or upon the attainment during a certain period of time of certain performance goals. All employees, consultants and non-employee directors of Hollis-Eden and its affiliates are eligible to receive performance- based stock awards under the 2005 Equity Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Board. The maximum amount to be received by any individual in any calendar year attributable to such performance-based stock awards may not exceed 250,000 shares of Hollis-Eden’s common stock.

In granting a performance-based stock award, the Board will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such stock award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Board will establish the performance goals, based upon one or more pre-established criteria (“performance criteria”) enumerated in the 2005 Equity Plan and described below. As soon as administratively practicable following the end of the performance period, the Board will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2005 Equity Plan shall be determined by the Board, based on a service condition or on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) other measures of performance selected by the Board.

At the time of the grant of any stock award under the 2005 Equity Plan, the Board is authorized to determine whether, when calculating attainment of performance goals and objectives for a performance period: (a) to exclude restructuring and/or other nonrecurring charges; (b) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (c) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (d) to exclude the effects to any statutory adjustments to corporate tax rates; and (e) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles.

If this Proposal 2 is approved by the stockholders, compensation attributable to performance-based stock awards under the 2005 Equity Plan will generally qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.

Changes to Capital Structure

If any change is made to the outstanding shares of Hollis-Eden’s common stock without Hollis-Eden’s receipt of consideration (whether through a stock split or other specified change in the capital structure of Hollis-Eden), appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2005 Equity Plan, (ii) the maximum number and/or class of securities that may be issued pursuant to the exercise of incentive stock options, (iii) the maximum number and/or class of securities for which any one person may be granted options and/or stock appreciation rights or performance-based stock awards per calendar year pursuant to the Section 162(m) Limitation, and (iv) the number and/or class of securities and the price per share in effect under each outstanding stock award under the 2005 Equity Plan.

Corporate Transactions; Changes in Control

Under the 2005 Equity Plan, unless otherwise provided in a written agreement between Hollis-Eden or any affiliate and the holder of the stock award, in the event of a corporate transaction (as specified in the 2005 Equity Plan and described below), all outstanding stock awards under the 2005 Equity Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by individuals whose continuous service with Hollis-Eden or its affiliates has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will terminate if not exercised prior to the effective date of the corporate transaction, and (ii) with respect to any stock awards that are held by individuals whose continuous service with Hollis-Eden or its affiliates has terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will not be accelerated and such awards will terminate if not exercised prior to the effective date of the corporate transaction (except that any reacquisition or repurchase rights held by Hollis-Eden with respect to such stock awards shall not terminate and may continued to be exercised notwithstanding the corporate transaction). In the event a stock award will terminate if not exercised, the Board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but will receive a payment equal to the excess of the value of the property the holder would have received upon exercise over any exercise price.

Other stock awards, such as stock purchase awards, may have their repurchase or forfeiture rights assigned to the surviving or acquiring entity (or its parent company) in the corporate transaction. If such repurchase or forfeiture rights are not assigned, then such stock awards will become fully vested.

For purposes of the 2005 Equity Plan, a corporate transaction will be deemed to occur in the event of (i) a sale of all or substantially all of the consolidated assets of Hollis-Eden and its subsidiaries, (ii) the sale of at least 90% of the outstanding securities of Hollis-Eden, (iii) the consummation of a merger or consolidation in which Hollis-Eden is not the surviving corporation, or (iv) the consummation of a merger or consolidation in which Hollis-Eden is the surviving corporation but shares of Hollis-Eden’s outstanding common stock are converted into other property by virtue of the transaction.

In addition, each stock award under the 2005 Equity Plan will immediately vest as to all of the shares subject to the stock award upon the occurrence of certain specified change in control transactions, whether or not such stock award is assumed, continued, or substituted by a surviving or acquiring entity in the transaction. Each option under the 1997 Option Plan will immediately vest as to all of the shares upon a change in control (as defined in the 1997 Option Plan).

Under the 1997 Option Plan, in the event of (i) a dissolution, liquidation or sale of substantially all of the assets of Hollis-Eden; (ii) a merger or consolidation in which Hollis-Eden is not the surviving corporation; or (iii) a reverse merger in which Hollis-Eden is the surviving corporation but the shares of Hollis-Eden’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, then to the extent permitted by applicable law, any surviving corporation shall assume any options outstanding under the 1997 Option Plan or shall substitute similar options for those outstanding under the 1997 Option Plan, or such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options, then, with respect to options held by persons then performing services as employees, directors or consultants, such options shall be terminated if not exercised prior to such event; provided, however, that the time during which such options may be exercised may, at the discretion of the Board, be accelerated and the options terminated if not exercised prior to such event. The acceleration of vesting of a stock award in the event of a corporate transaction or change in the ownership or control of Hollis-Eden under the 2005 Equity Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Hollis-Eden.

Duration, Termination and Amendment

The Board may suspend or terminate the 2005 Equity Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 2005 Equity Plan will terminate on April 26, 2015. The 1997 Option Plan will terminate on February 4, 2007 in the event that the stockholders do not approve this Proposal 2.

The Board may amend or modify the 2005 Equity Plan at any time. However, no amendment shall be effective unless approved by the stockholders of Hollis-Eden to the extent stockholder approval is necessary to satisfy applicable law.

The Board also may submit any other amendment to the 2005 Equity Plan intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to employees and Hollis-Eden with respect to participation in the 2005 Equity Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options.  Incentive stock options granted under the 2005 Equity Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or Hollis-Eden by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, Hollis-Eden will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally Hollis-Eden will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options.  No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, Hollis-Eden will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares acquired upon exercise of the nonstatutory stock option are unvested and subject to repurchase by Hollis-Eden in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when Hollis-Eden’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the exercise price paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date, over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Appreciation Rights.  No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, Hollis-Eden is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, Hollis-Eden will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Stock Purchase Awards and Restricted Stock Awards.  Upon receipt of a stock purchase or restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. Hollis-Eden will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a stock purchase or restricted stock award are unvested and subject to repurchase by Hollis-Eden in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when Hollis-Eden’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (x) the fair market value of the shares on the date of issuance, over (y) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock acquired upon the receipt of a stock purchase or restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Unit Awards.  No taxable income is recognized upon receipt of a restricted stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and Hollis-Eden will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Hollis-Eden will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Hollis-Eden, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are granted by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

Compensation attributable to stock options or stock appreciation rights with exercise or strike prices less than fair market value on the date of grant, stock purchase awards, restricted stock awards, and restricted stock unit awards will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

New Plan Benefits

As of April 27, 2005, no options or other stock awards have been granted on the basis of the 350,000 share increase for which stockholder approval is sought under this Proposal 2.

NEW PLAN BENEFITS

1997 Stock Plan

Name and Position	Number of Shares Underlying Options
Mr. Richard B. Hollis Chairman of the Board, President and Chief Executive Officer	160,000

Mr. Daniel D. Burgess Chief Financial Officer and Chief Operating Officer	50,000

Dr. James M. Frincke Chief Scientific Officer	64,000

Mr. Eric J. Loumeau Vice President, Corporate General Counsel	25,000

Dr. Dwight R. Stickney Vice President, Medical Affairs	34,000

All Executive Officers as a Group	414,000

All Non-Employee Directors as a Group	35,000
All Non-Executive Officer Employees as a Group	146,350

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 with respect to all of our compensation plans under which we are authorized to issue equity securities of the Company.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Stock option equity compensation plans approved by security holders	4,306,650	$9.50	752,665	(1)

Stock option equity compensation plans not approved by security holders	1,920,000	$7.04	—

Warrant equity compensation plans not approved by security holders	956,386	$9.96	—

(1) As of March 31, 2005, only 367,909 securities remain available for future issuance under the 1997 Plan.

The equity compensation plans and arrangements of the Company adopted without the approval of securities holders that were in effect as of December 31, 2004, and the material features of such plans and arrangements, are described in Note 9 (“Stock Options – Non-Plan Options”) and Note 10 (“Common Stock Purchase Warrants”) in the Notes to Financial Statements included in our Annual report on Form 10-K for the year ended December 31, 2004.

Proposal 3

Approval Of The 2005 Non-Employee Directors’ Equity Incentive Plan

On April 27, 2005, the Board adopted the Hollis-Eden Pharmaceuticals, Inc. 2005 Non-Employee Directors’ Equity Incentive Plan (the “2005 Directors’ Plan”), subject to stockholder approval.

This Proposal 3 seeks to set an aggregate of 150,000 shares of Common Stock to be reserved for issuance under the 2005 Directors’ Plan.

The approval of the 2005 Directors’ Plan will allow Hollis-Eden to continue to grant stock options and other awards at levels determined appropriate by the Board. The 2005 Directors’ Plan will also provide Hollis-Eden with greater flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards, including stock appreciation rights, stock purchase awards, restricted stock awards and restricted stock unit awards. Accordingly, the 2005 Directors’ Plan will allow Hollis-Eden to utilize a broad array of equity incentives in order to secure and retain the services of its non-employee directors, and to provide incentives for such persons to exert maximum efforts for the success of Hollis-Eden and its affiliates.

Stockholders are requested in this Proposal 3 to approve the 2005 Directors’ Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2005 Directors’ Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

The essential features of the 2005 Directors’ Plan are outlined below:

General

The 2005 Directors’ Plan provides for the grant of nonstatutory stock options, stock appreciation rights, stock purchase awards, restricted stock awards, restricted stock unit awards, and other forms of equity compensation (collectively, “stock awards”). Nonstatutory stock options granted under the 2005 Directors’ Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). See “Federal Income Tax Information” for a discussion of the tax treatment of stock awards.

Purpose

The Board adopted the 2005 Directors’ Plan to provide a means to secure and retain the services of non-employee directors eligible to receive stock awards, to provide incentives for such individuals to exert maximum efforts for the success of Hollis-Eden and its affiliates, and to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of Hollis-Eden’s common stock through the grant of stock awards.

Administration

The Board administers the 2005 Directors’ Plan. Subject to the provisions of the 2005 Directors’ Plan, the Board has the authority to construe and interpret the plan, to determine the persons to whom and the dates on which stock awards will be granted, the number of shares of common stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of the award may be exercised, the exercise, purchase, or strike price of each stock award, the type of consideration permitted to exercise or purchase each stock award, and other terms of the stock awards.

The Board has the authority to delegate some or all of the administration of the 2005 Directors’ Plan to a committee or committees. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. If administration is delegated to a committee, the committee has the authority to delegate certain administrative powers to a subcommittee of one or more members. As used herein with respect to the 2005 Directors’ Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself.

Eligibility

Only non-employee directors of Hollis-Eden are eligible to receive stock awards under the 2005 Directors’ Plan.

Stock Subject to the 2005 Directors’ Plan

Subject to stockholder approval, a maximum of 150,000 shares of common stock are available for issuance under the 2005 Directors’ Plan. If a stock award granted under the 2005 Directors’ Plan expires or otherwise terminates without being exercised in full, or if any shares of common stock issued pursuant to a stock award are forfeited to or repurchased by Hollis-Eden, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of common stock not issued under such stock award, or forfeited to or repurchased by Hollis-Eden shall revert to and again become available for issuance under the 2005 Directors’ Plan. If any shares subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”), the number of shares that are not delivered shall remain available for issuance under the 2005 Directors’ Plan. If the exercise price of any stock award is satisfied by tendering shares of common stock held by the participant, then the number of shares so tendered shall remain available for issuance under the 2005 Directors’ Plan.

Terms of Options

Options may be granted under the 2005 Directors’ Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the 2005 Directors’ Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price.  The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the stock on the date of grant. Accordingly, if this Proposal 3 is approved by the stockholders, all options granted by Hollis-Eden under the 2005 Directors’ Plan must carry an exercise price of at least 100% of the fair market value of the stock on the date of grant. As of April 21, 2005, the closing price of Hollis-Eden’s common stock as reported on the Nasdaq National Market was $7.44 per share.

Consideration.  The exercise price of options granted under the 2005 Directors’ Plan must be paid, to the extent permitted by applicable law and at the discretion of the Board, (i) by cash or check, (ii) pursuant to a broker-assisted cashless exercise, (iii) by delivery of other common stock of Hollis-Eden, (iv) pursuant to a net exercise arrangement, or (iv) in any other form of legal consideration acceptable to the Board.

Vesting.  Options granted under the 2005 Directors’ Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Vesting typically will occur during the optionholder’s continued service with Hollis-Eden or an affiliate, whether such service is performed in the capacity of an employee, consultant or director (collectively, “service”) and regardless of any change in the capacity of the service performed. Shares covered by different options granted under the 2005 Directors’ Plan may be subject to different vesting terms. The Board has the authority to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2005 Directors’ Plan may permit exercise prior to vesting. However, any unvested shares acquired under such an early exercise arrangement will be subject to repurchase by Hollis-Eden, should the participant’s service terminate before vesting.

Tax Withholding.  To the extent provided by the terms of a stock option agreement, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the option by a cash payment upon exercise, by authorizing Hollis-Eden to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of Hollis-Eden, or by a combination of these means.

Term.  The maximum term of options granted under the 2005 Directors’ Plan is 10 years.

Termination of Service.  Options granted under the 2005 Directors’ Plan generally terminate three months after termination of the participant’s service unless (i) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the participant dies before the participant’s service has terminated, or within generally three months after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option have passed; or (iii) the option by its terms specifically provides otherwise. Under the 2005 Directors’ Plan, the option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Restrictions on Transfer.  Unless provided otherwise by the Board, a participant in the 2005 Directors’ Plan may not transfer an option other than by will or by the laws of descent and distribution or pursuant to a domestic relations order and during the lifetime of the participant, only the participant (or the transferee pursuant to a domestic relations order) may exercise an option. A participant may also designate a beneficiary who may exercise an option following the participant’s death.

Terms of Stock Appreciation Rights

Stock appreciation rights may be granted under the 2005 Directors’ Plan pursuant to stock appreciation rights agreements.

Exercise.  Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, Hollis-Eden will pay the participant an amount equal to the excess of (i) the aggregate fair market value of Hollis-Eden’s common stock on the date of exercise, over (ii) the strike price determined by the Board on the date of grant.

Settlement of Awards.  The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of Hollis-Eden’s common stock, or any other form of consideration determined by the Board.

Vesting.  Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board.

Termination of Service.  Upon termination of a participant’s service, the participant generally may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Stock Purchase Awards and Restricted Stock Awards

Stock purchase awards and restricted stock awards may be granted under the 2005 Directors’ Plan pursuant to stock purchase award agreements and restricted stock award agreements, respectively.

Purchase Price.  The purchase price for stock purchase awards must be at least the par value of Hollis-Eden’s common stock.

Consideration.  The purchase price for stock purchase awards may be payable either (i) in cash or by check, (ii) by past service rendered to Hollis-Eden, or (iii) in any other form of legal consideration acceptable to the Board. The Board may grant restricted stock awards in consideration for past services rendered to Hollis-Eden or in exchange for any other form of legal consideration acceptable to the Board, without the payment of a purchase price.

Vesting.  Shares of stock acquired under a stock purchase or restricted stock award may, but need not, be subject to a repurchase option in favor of Hollis-Eden or forfeiture to Hollis-Eden in accordance with a vesting schedule as determined by the Board. The Board has the authority to accelerate the vesting of stock acquired pursuant to a stock purchase or restricted stock award.

Termination of Service.  Upon termination of a participant’s service, Hollis-Eden may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable stock purchase award or restricted stock award agreement.

Restrictions on Transfer.  Rights to acquire shares under a stock purchase or restricted stock award may be transferred only upon such terms and conditions as determined by the Board.

Terms of Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2005 Directors’ Plan pursuant to restricted stock unit award agreements.

Consideration.  The purchase price, if any, for restricted stock unit awards may be paid in any form of legal consideration acceptable to the Board.

Settlement of Awards.  A restricted stock unit award may be settled by the delivery of shares of Hollis-Eden’s common stock, in cash, or by any combination of these means as determined by the Board.

Vesting.  Restricted stock unit awards vest at the rate specified in the restricted stock unit award agreement as determined by the Board. However, at the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.

Dividend Equivalents.  Dividend equivalent rights may be credited with respect to shares covered by a restricted stock unit award. Hollis-Eden does not anticipate paying cash dividends on its common stock for the foreseeable future, however.

Termination of Service.  Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service.

Terms of Other Equity Awards

The Board may grant other equity awards that are valued in whole or in part by reference to Hollis-Eden’s common stock. Subject to the provisions of the 2005 Directors’ Plan, the Board has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards.

Changes to Capital Structure

If any change is made to the outstanding shares of Hollis-Eden’s common stock without Hollis-Eden’s receipt of consideration (whether through a stock split or other specified change in the capital structure of Hollis- Eden), appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2005 Directors’ Plan, and (ii) the number and/or class of securities and the price per share in effect under each outstanding stock award under the 2005 Directors’ Plan.

Corporate Transactions; Changes in Control

Under the 2005 Directors’ Plan, unless otherwise provided in a written agreement between Hollis-Eden or any affiliate and the holder of the stock award, in the event of a corporate transaction (as specified in the 2005 Directors’ Plan and described below), all outstanding stock awards under the 2005 Directors’ Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by individuals whose continuous service with Hollis-Eden or its affiliates has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will terminate if not exercised prior to the effective date of the corporate transaction, and (ii) with respect to any stock awards that are held by individuals whose continuous service with Hollis-Eden or its affiliates has terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will not be accelerated and such awards will terminate if not exercised prior to the effective date of the corporate transaction (except that any reacquisition or repurchase rights held by Hollis-Eden with respect to such stock awards shall not terminate and may continue to be exercised notwithstanding the corporate transaction). In the event a stock award will terminate if not exercised, the Board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but will receive a payment equal to the excess of the value of the property the holder would have received upon exercise over any exercise price.

Other stock awards, such as stock purchase awards, may have their repurchase or forfeiture rights assigned to the surviving or acquiring entity (or its parent company) in the corporate transaction. If such repurchase or forfeiture rights are not assigned, then such stock awards will become fully vested.

For purposes of the 2005 Directors’ Plan, a corporate transaction will be deemed to occur in the event of (i) a sale of all or substantially all of the consolidated assets of Hollis-Eden and its subsidiaries, (ii) the sale of at least 90% of the outstanding securities of Hollis-Eden, (iii) the consummation of a merger or consolidation in which Hollis-Eden is not the surviving corporation, or (iv) the consummation of a merger or consolidation in which Hollis-Eden is the surviving corporation but shares of Hollis-Eden’s outstanding common stock are converted into other property by virtue of the transaction.

In addition, each stock award under the 2005 Directors’ Plan will immediately vest as to all of the shares subject to the stock award upon the occurrence of certain specified change in control transactions, whether or not such stock award is assumed, continued, or substituted by a surviving or acquiring entity in the transaction.

Duration, Termination and Amendment

The Board may suspend or terminate the 2005 Directors’ Plan without stockholder approval or ratification at any time. No stock awards may be granted under the Plan while the Plan is suspended or after it is terminated.

The Board may amend or modify the 2005 Directors’ Plan at any time. However, no amendment shall be effective unless approved by the stockholders of Hollis-Eden to the extent stockholder approval is necessary to satisfy applicable law.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to employees and Hollis-Eden with respect to participation in the 2005 Directors’ Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Nonstatutory Stock Options.  No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, Hollis-Eden will be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares acquired upon exercise of the nonstatutory stock option are unvested and subject to repurchase by Hollis-Eden in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when Hollis-Eden’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the exercise price paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date, over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Appreciation Rights.  No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, Hollis-Eden is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a reporting obligation, Hollis-Eden will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Stock Purchase Awards and Restricted Stock Awards.  Upon receipt of a stock purchase or restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. Hollis-Eden will be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a stock purchase or restricted stock award are unvested and subject to repurchase by Hollis-Eden in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when Hollis-Eden’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (x) the fair market value of the shares on the date of issuance, over (y) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock acquired upon the receipt of a stock purchase or restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Unit Awards.  No taxable income is recognized upon receipt of a restricted stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and Hollis-Eden will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, Hollis-Eden will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

New Plan Benefits

As of April 27, 2005, no options or other stock awards have been granted on the basis of the 150,000 share increase for which stockholder approval is sought under this Proposal 3.

Proposal 4

RATIFICATION OF SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO Seidman, LLP has audited the Company’s financial statements since its inception. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in it’s discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’ FEES

The following table shows the fees incurred for services rendered by BDO Seidman, LLP, the Company’s independent auditor in 2004 and 2003. All such services were preapproved by the Audit Committee in accordance with the preapproval policy.

	2004		2003
Audit Fees
• Annual financial statements and reviews of quarterly financial statements	$273,880	(1)	$45,800
• Review of other documents filed with the SEC	15,247		57,389
• Other Fees	19,939	(2)	-0-
Subtotal Audit Fees	$309,066		$103,189

Audit Related Fees	-0-		-0-
Tax Fees	6,500		6,500

Total	$315,566		$109,689

(1) Approximately $50,000 in audit and quarterly review fees and $223,880 in the audit of internal controls over financial reporting from our independent registered accounting firm. This number does not include $250,280 from Moss Adams, LLP related to Sarbanes Oxley Act Section 404 compliance

(2) Comprised of out-of pocket expenses, administrative and engagement setup fees.

PRE APPROVAL POLICIES

The Audit Committee’s pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, internal control services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, BDO Seidman, LLP. The policy generally pre-approved specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those such instances. The Chair must report on such approvals at the next scheduled Audit Committee meeting.

The Audit Committee has determined that the rendering of the non-audit services by BDO Seidman, LLP is compatible with maintaining the auditor’s independence.

All fiscal year 2004 audit and non-audit services provided by the independent registered public accounting firm were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

The following table sets forth information regarding the Company’s Executive Officers and Senior Management.

Name	Age	Position

Richard B. Hollis	52	Chairman of the Board, President and Chief Executive Officer

Daniel D. Burgess	43	Chief Operating Officer and Chief Financial Officer

James M. Frincke, Ph.D.	54	Chief Scientific Officer

Steven A. Gordziel, Ph.D.	58	Vice President, Product Development

Jessie R. Groothuis M.D.	58	Vice President, Clinical Affairs

Eric J. Loumeau	42	Vice President, Corporate General Counsel

Robert L. Marsella	52	Senior Vice President, Business Development

Christopher L. Reading, Ph.D.	57	Executive Vice President, Scientific Development

Dwight R. Stickney, M.D.	62	Vice President, Medical Affairs

Robert W. Weber	54	Chief Accounting Officer and Vice President – Controller

Richard B. Hollis founded Hollis-Eden in August 1994, and currently serves as our Chairman, President and Chief Executive Officer. Mr. Hollis has over 25 years experience in the health care industry, has a proven track record of lanching and marketing important new medical products, and a distinguished career of managing the growth and operations of companies in a variety of senior management positions. Prior to founding Hollis-Eden,

Mr. Hollis served as Chief Operating Officer of Bioject Medical from 1991 to 1994 and as Vice President Marketing and Sales/General Manager for Instromedix from 1989 to 1991. From 1986 to 1989, Mr. Hollis served as a general manager of the Western business unit of Genentech, Inc., a manufacturer of biopharmaceuticals. Prior to joining Genentech, Mr. Hollis served as a divisional manager of Imed Corporation, Inc., a manufacturer of drug delivery systems. Mr. Hollis began his career in the health care industry with Baxter Travenol. Mr. Hollis received his B.A. in Psychology from San Francisco State University.

Daniel D. Burgess became Chief Operating Officer and Chief Financial Officer of Hollis-Eden Pharmaceuticals, Inc. in 1999. Mr. Burgess joined Hollis-Eden from Nanogen Inc., where he served as Vice President and Chief Financial Officer. Prior to joining Nanogen in 1998, Mr. Burgess spent ten years with Gensia Sicor, Inc. (acquired by Teva Pharmaceutical Industries Limited) and Gensia Automedics, Inc., a partially owned subsidiary of Gensia Sicor. He served as President and a director of Gensia Automedics, where he was responsible for all functional areas of this medical products company. In addition, he was Vice President and Chief Financial Officer of Gensia Sicor, where he was responsible for finance, investor relations, business development and other administrative functions. Prior to joining Gensia, Mr. Burgess held positions at Castle & Cooke, Inc. and Smith Barney, Harris Upham and Company. He received a degree in Economics from Stanford University and an M.B.A. from Harvard Business School. Mr. Burgess is a member of the Board of Directors of Santarus, Inc. and Metabasis Therapeutics, Inc.

James M. Frincke, Ph.D. joined Hollis-Eden as Vice President, Research and Development in 1997, was promoted to Executive Vice President in 1999, and to Chief Scientific Officer in 2001. Dr. Frincke joined Hollis-Eden from Prolinx, Inc., where he served as Vice President, Therapeutics Research and Development from 1995 to 1997. During his 20 years in the biotechnology industry, Dr. Frincke has managed major development programs including drugs, biologicals, and cellular and gene therapy products aimed at the treatment of cancer, infectious diseases and organ transplantation. Since joining the biotechnology industry, Dr. Frincke has held vice president, research and development positions in top tier biotechnology companies including Hybritech/Eli Lilly and SyStemix Inc. (acquired by Novartis). In various capacities, he has been responsible for all aspects of pharmaceutical development including early stage research programs, product evaluation, pharmacology, manufacturing, and the management of regulatory and clinical matters for lead product opportunities. Dr. Frincke has authored or co-authored more than 100 scientific articles, abstracts and regulatory filings. Dr. Frincke received his B.S. in Chemistry and his Ph.D. in Chemistry from the University of California, Davis. Dr. Frincke completed his postdoctoral work at the University of California, San Diego.

Steven A. Gordziel, Ph.D., joined Hollis-Eden in 2004 as Vice President, Product Development. His 30-year career in the pharmaceutical industry has encompassed the full spectrum of product development and manufacturing disciplines with a wide range of compounds, product formulations and manufacturing processes. Prior to joining Hollis-Eden, Dr. Gordziel was Vice President of Pharmaceutical Development at Penwest Pharmaceutical Company. At Penwest, he managed a team of 30 members responsible for formulation development, analytical development and validation, stability evaluation, scale up and process development and preparation of clinical supplies for regulatory filings and clinical studies. Previously, Dr. Gordziel was Vice President, Development Research, for the Wallace Pharmaceuticals Division of Carter Wallace, Inc. With Carter Wallace for more than 20 years, Dr. Gordziel had the opportunity to build the company’s product development capabilities and assume increasing management responsibility in all aspects of product development. During this time Dr. Gordziel was heavily involved in numerous Investigational New Drug (IND) and New Drug Application (NDA) submissions. Dr. Gordziel began his career at Ortho Pharmaceuticals and Wyeth Laboratories as a formulations scientist. He earned a B.S. in Pharmacy from the Philadelphia College of Pharmacy, and his Ph.D. in Pharmaceutical Chemistry from the University of Connecticut, Storrs.

Jessie R. Groothuis, M.D., joined Hollis-Eden in 2004 as Vice President, Clinical Affairs. Before joining Hollis-Eden, Dr. Groothuis was Global Medical Director, Immunoscience Development at Abbott Laboratories, where she managed the global clinical trials and strategy for her division. Most recently at Abbott, Dr. Groothuis managed a 20-member team, oversaw large multi-site global clinical trials, and was responsible for the registration and launch of Synagis, a monoclonal antibody, in a number of international markets. Throughout her seven-year tenure with Abbott, she managed all phases of development for multiple drug candidates, and was lead investigator for four separate drugs in Abbott’s pipeline. Prior to Abbott, Dr. Groothuis was Director of the Neonatal High Risk Follow Up Clinic and Professor of Pediatrics at the University of Colorado School of Medicine and The Children’s Hospital, Department of Pediatrics. In this position she was lead clinical investigator on a number of large clinical trials in the area of immunology. Dr. Groothuis is board certified by the American Board of Pediatrics and the National Board of Medical Examiners. She received her B.S. from Stanford University, her M.D. from the University of Chicago and post-doctoral training at Vanderbilt University.

Eric J. Loumeau became Vice President, Corporate General Counsel in 1999. Mr. Loumeau joined Hollis-Eden from the law firm of Cooley Godward LLP, where he had primary responsibility for Hollis-Eden’s account for the previous four years. As a partner at Cooley Godward, Mr. Loumeau represented a number of private and public companies in corporate and securities law matters. He joined the firm in 1995 from Skadden, Arps, Slate, Meagher and Flom, where he was an associate for four years. Mr. Loumeau attended Harvard Law School and the University of California, Berkeley, Boalt Hall School of Law, where he received a J.D. degree. He holds a B.S. degree in Business Administration with an emphasis in finance from Brigham Young University.

Robert L. Marsella became Vice President of Business Development and Marketing of Hollis-Eden in 1997, and was promoted to Senior Vice President of Business Development and Marketing in 2004. Mr. Marsella has more than 24 years of medical sales, marketing, and distribution experience. Prior to joining Hollis-Eden, Mr. Marsella acted as a distributor of various cardiac related hospital products for a number of years. In addition, he has also served as Regional Manager for Genentech and launched ActivaseTM, t-pa (a biopharmaceutical drug) in the Western United States. Prior to joining Genentech, Mr. Marsella marketed intravenous infusion pumps for Imed Corporation for four years. Mr. Marsella began his career as a field sales representative and soon after was promoted to regional sales manager for U.S. Surgical Corporation, Auto Suture division. Mr. Marsella received his B.A. degree from San Diego State University.

Christopher L. Reading, Ph.D. became Vice President of Scientific Development in 1999 and was promoted to Executive Vice President, Scientific Development in 2002. Prior to joining Hollis-Eden, Dr. Reading was Vice President of Product and Process Development at Novartis Inc.-owned SyStemix Inc. During this time, he successfully filed three investigational new drug applications (INDs) in the areas of stem cell therapy technology and stem cell gene therapy for HIV/AIDS. Prior to joining SyStemix, Dr. Reading served on the faculty of the M.D. Anderson Cancer Center in Houston for nearly 13 years. His positions there included Associate and Assistant Professor of Medicine in the Departments of Hematology and Tumor Biology. During his career, Dr. Reading has given more than 25 national and international scientific presentations, published more than 50 peer-reviewed journal articles and 15 invited journal articles as well as written nearly 20 book chapters, and received numerous grants and contracts which supported his research activities. Dr. Reading has served on the National Science Foundation Advisory Committee for Small Business Innovative Research Grants (SBIR) as well as on the editorial boards of Journal of Biological Response Modifiers and Molecular Biotherapy. He holds a number of patents for his work with monoclonal antibodies and devices. Dr. Reading received his Ph.D. in Biochemistry at the University of California at Berkeley and completed postdoctoral study in tumor biology at The University of California at Irvine. He earned his B.A. in biology at the University of California at San Diego.

Dwight R. Stickney, M.D., was appointed Vice President, Medical Affairs in 2003. He joined Hollis-Eden as Medical Director, Oncology in 2000. Dr. Stickney joined Hollis-Eden from the Radiation Oncology Division of Radiological Associates of Sacramento Medical Group, Inc., in Sacramento, California, where he served as an oncologist since 1993. While at Radiological Associates, he served as Chairman of the Radiation Oncology Division from 1997 to 1999 and was a member of the Radiation Study section of the National Institute of Health’s Division of Research Grants from 1993 to 1997. He also served as the Director of Radiation Research for Scripps Clinic and Research Foundation in La Jolla, California. Dr. Stickney has taught in medical academia as Associate Professor of Radiation Medicine at Loma Linda University School of Medicine and has served as

Director of the International Order of Forresters Cancer Research Laboratory and on the Board of Directors of the California Division of the American Cancer Society. Earlier in his career, Dr. Stickney held positions with Burroughs Wellcome and the Centers for Disease Control, and academic teaching appointments at The University of California at Los Angeles and The University of California at Riverside. He has also served as a consultant for a number of biotechnology companies on the design and conduct of clinical trials. Dr. Stickney holds a Bachelor of Science in Microbiology, a Masters of Science in Immunology, and a M.D. from Ohio State University. In addition, he is certified as a Diplomat of the American Board of Internal Medicine and Hematology and a Diplomat of the American Board of Radiology, Therapeutic Radiology.

Robert W. Weber joined Hollis-Eden in 1996 and currently serves as Chief Accounting Officer and Vice President-Controller. Mr. Weber has over twenty-five years of experience in financial management. Mr. Weber has been employed at executive levels by multiple start-up companies and contributed to the success of several turnaround situations. He previously served as Vice President of Finance at Prometheus Products, a subsidiary of Sierra Semiconductor (now PMC Sierra), from 1994 to 1996, and Vice President Finance and Chief Financial Officer for Amercom, a personal computer telecommunications software publishing company, from 1993 to 1994. From February 1988 to August 1993, Mr. Weber served as Vice President Finance and Chief Financial Officer of Instromedix, a company that develops and markets medical devices and software. Mr. Weber brings a broad and expert knowledge of many aspects of financial management. In various capacities, he has been responsible for all aspects of finance and accounting including cost accounting, cash management, SEC filings, investor relations, private and venture financing, corporate legal matters, acquisitions/divestitures as well as information services and computer automation. Mr. Weber received a B.S. from GMI Institute of Technology (now Kettering University) and an M.B.A. from the Stanford Graduate School of Business.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of January 31, 2005 by: (i) each director and nominee for director; (ii) each of the executive officers named in the compensation table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Except as otherwise shown, the address of each stockholder listed is in care of the Company at 4435 Eastgate Mall, Suite 400, San Diego, CA 92121.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Richard B. Hollis (2)	3,898,083	18.6%

Robert E. Petersen & Margaret M. Petersen as Trustees for the R. E. & M. Petersen Living Trust Dated 1/17/83(3) 4520 Wilshire Blvd., 20th Floor Los Angeles, CA 90048	1,403,008	7.3%

Security Management Co., LLC One Security Benefit Pl. Topeka, KS 66636	1,185,496	6.2%

Terren S. Peizer (4) 723 Palisades Beach Rd. # 322 Santa Monica, CA 90402	1,200,000	5.9%

James M. Frincke (5)	500,272	2.5%

Daniel D. Burgess (6)	298,713	1.5%

Thomas Charles Merigan (7)	261,833	1.3%

William H. Tilley (8)	250,000	1.3%

Salvatore J. Zizza (9)	181,000	*

Eric J. Loumeau (10)	134,025	*

Dwight R. Stickney (11)	126,938	*

J. Paul Bagley (12)	108,814	*

Brendan R. McDonnell (13)	68,333	*

Jerome M. Hauer	-	*

Marc R. Sarni	-	*

All executive officers and directors as a group (18 persons) (14)	6,499,606	27.9%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 19,288,072 shares outstanding on January 31, 2005, adjusted as required by rules promulgated by the SEC.

(2)	Includes 1,238,334 shares subject to options and 393,250 shares subject to warrants which are presently exercisable or will become exercisable within 60 days of January 31, 2005 and 2,158 shares held under the Company’s 401(k) plan.

(3)	Includes 1,053,149 shares held in the R. E.& M. Petersen Living Trust Dated 1/17/83, and 333,359 shares held in the name of Petersen Properties of which R. E. & M. Petersen Living Trust owns 100% of the shares.

(4)	Includes 1,200,000 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2005.

(5)	Includes 470,958 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2005 and 3,661 shares held under the Company’s 401(k) plan in his name. Also includes 23,983 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2005 and 1,671 shares held under the Company’s 401(k) plan in his spouse’s name.

(6)	Includes 295,208 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2005 and 3,505 shares held under the Company’s 401(k) plan.

(7)	Includes 261,833 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2005.

(8)	Includes 250,000 shares subject to warrants which are presently exercisable or will become exercisable within 60 days of January 31, 2005, held of record by Jacmar/Viking L.L.C. of which Mr. Tilley is a member.

(9)	Includes 45,000 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2005. Also includes 3,000 shares held in trust in the name of his children, with respect to which Mr. Zizza disclaims beneficial ownership.

(10)	Includes 130,104 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2005 and 3,121 shares held under the Company’s 401(k) plan.

(11)	Includes 122,948 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2005 and 2,990 shares held under the Company’s 401(k) plan

(12)	Includes 45,000 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2005; 500 shares held indirectly through Stone Pine Funding Systems, L.L.C. of which Mr. Bagley is a member of the Board; and 834 shares held indirectly through LHIP Management Company L.L.C. of which Mr. Bagley is the manager.

(13)	Includes 68,333 shares subject to options which are presently exercisable or will become exercisable within 60 days of January 31, 2005.

(14)	Includes 3,332,617 shares subject to options and 643,250 shares subject to warrants which are presently exercisable or will become exercisable within 60 days of January 31, 2005 and 27,784 shares held under the Company’s 401(k) plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION OF DIRECTORS

Beginning with the year 2000, members of the Board of Directors are compensated $2,500 for attendance at each in-person Board meeting. They also are eligible for reimbursement of their expenses incurred in connection with such attendance in accordance with Company policy.

The Company also grants discretionary stock options to non-employee members of the Board of Directors. During the 2004 fiscal year, the Company granted options covering an aggregate of 35,000 and 80,000 shares of the Company’s Common Stock, at an exercise price per share of $11.75 under the 1997 plan and non-plan, respectively, to six directors for their services as directors. The fair market value of such common stock on the date of grant was $11.75 per share (based on the closing sale price reported on Nasdaq for the date of grant).

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

The following table shows for the fiscal years ended December 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2004, who earned in excess of $100,000 in salary and bonus during the last year (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Compensation($)	Securities Underlying Options/ SARs(#)
Mr. Richard B. Hollis Chairman of the Board, President and Chief Executive Officer	2004 2003 2002	485,000 451,000 440,000	325,000 347,000 330,000(1)	-0- -0- -0-	160,000 240,000 240,000
Mr. Daniel D. Burgess Chief Financial Officer and Chief Operating Officer	2004 2003 2002	307,000 285,000 278,000	52,000 58,000 27,800(2)	-0- -0- -0-	50,000 50,000 50,000
Dr. James M. Frincke Chief Scientific Officer	2004 2003 2002	267,000 248,000 242,000	52,000 51,000 24,200(2)	-0- -0- -0-	64,000 70,000 60,000
Mr. Eric J. Loumeau Vice President, Corporate General Counsel	2004 2003 2002	243,000 225,500 220,000	45,000 46,000 22,000(2)	-0- -0- -0-	25,000 25,000 25,000
Dr. Dwight R. Stickney, M.D. Vice President, Medical Affairs	2004 2003 2002	325,000 307,500 300,000	45,000 47,000 30,000(2)	-0- -0- -0-	34,000 23,500 12,500

(1) $110,000 of this amount was awarded in July 2003 but earned in 2002.

(2) These amounts were awarded in July 2003 but earned in 2002.

STOCK OPTION GRANTS AND EXERCISES

The Company grants options to its executive officers under its 1997 Plan. As of March 31, 2005, options to purchase a total of 4,691,406 shares were outstanding under the 1997 Plan and options to purchase 367,909 shares remained available for grant thereunder.

The following tables show for the fiscal year ended December 31, 2004, certain information regarding options granted to, or exercised by, and held at year-end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Shares Underlying Options Granted(#)	% of Total Options Granted to Non-Officer Employees in Fiscal Year(%)	Exercise Price($/sh)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term ($)(1)
					5%	10%
Richard B. Hollis	160,000	109.3%	$14.97	1/16/2014	$1,506,581	$3,817,949

Daniel D. Burgess	50,000	34.2%	$14.97	1/16/2014	$470,807	$1,193,109

James M. Frincke	64,000	43.7%	$14.97	1/16/2014	$602,632	$1,527,180

Eric J. Loumeau	25,000	17.1%	$14.97	1/16/2014	$235,403	$596,555

Dwight R. Stickney	28,000	19.1%	$14.97	1/16/2014	$263,652	$668,141

Dwight R. Stickney	6,000	4.1%	$10.69	12/2/2014	$40,344	$102,239

(1)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s Common Stock and no gain to the optionee is possible unless the stock price increases over the option term which will benefit all stockholders.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES(1)

	Number Of Securities Underlying Options As Of Fiscal Year-End (#) (2)		Value of In-the-Money Options As Of Fiscal Year-End ($) (3)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard B. Hollis	1,173,334	333,333	$2,204,065	$357,935

Daniel D. Burgess	274,375	90,625	240,647	111,853

James M. Frincke	444,166	116,500	882,000	134,225

Eric J. Loumeau	119,687	45,313	120,322	55,928

Dwight R. Stickney	110,344	45,656	104,931	37,414

(1)	None of the Named Executive Officers exercised options during the 2004 fiscal year.

(2)	Includes both in-the-money and out-of-the-money options.

(3)	The fair market value of the underlying shares on the last day of the fiscal year ($9.42) less the exercise or base price.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

The Company has entered an employment agreement with Mr. Hollis which includes a minimum bonus based on a formula which takes into account the Company’s achievements. In addition, if Mr. Hollis’ employment is terminated without cause, Mr. Hollis shall be entitled to the following: (i) base salary through the date of termination, (ii) annual base salary in effect at the time of termination times five, (iii) an amount equal to the prior calendar year’s bonus awarded to Mr. Hollis times five, (iv) immediate vesting of all unvested stock options of the Company held by Mr. Hollis, and the continuation of the exercise period of all stock options held by Mr. Hollis until the final expiration of the original terms of such stock options, and (v) continued receipt for three years of all employee benefit plans and programs in which Mr. Hollis and his family were entitled to participate immediately prior to the date of termination. The employment agreement further provides that if Mr. Hollis’ employment is terminated within one year of the occurrence of a change in control of the Company, upon execution by Mr. Hollis of a waiver and release of claims, the new company shall pay Mr. Hollis the same benefits described in (i) through (v) above. In addition, the agreement provides that Mr. Hollis has the right to require the Company to nominate him and two of his designees for election to the Board. If this provision is violated, Mr. Hollis will be entitled to the same benefits described in (i) through (v) above. To date, however, Mr. Hollis has not exercised this right.

Mr. Burgess’ employment arrangement with the Company provides that if Mr. Burgess’ employment is terminated without cause, he will receive one year’s severance pay, with benefits in place throughout the severance period. Additionally, his stock options will continue to vest throughout the severance period, with 90 days beyond that to exercise. The agreement also provides that in the event that a third party acquires 50% or more of the Company’s voting stock or acquires substantially all of our assets or in the event of a change of control of Hollis-Eden (as now or in the future defined in the 1997 Plan), all of Mr. Burgess’ then unvested stock options shall automatically immediately become vested and fully exercisable.

The Company has an employment agreement with Mr. Loumeau providing that in the event that a third party acquires 50% or more of the Company’s voting stock or acquires substantially all of our assets or in the event of a change of control of Hollis-Eden (as now or in the future defined in the 1997 Plan), all of Mr. Loumeau’s then unvested stock options shall automatically immediately become vested and fully exercisable.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the compensation paid to the Company’s executive officers. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

The Compensation Committee (the “Committee”) of the Board of Directors reviews and recommends to the Board of Directors for approval the Company’s executive compensation policies. The Committee is responsible for reviewing the salary and benefits structure of the Company at least annually to insure its competitiveness within the Company’s industry. During 2004, the Committee was composed of three outside directors, Messrs. McDonnell, Bagley and Sarni.

COMPENSATION PHILOSOPHY

The Company’s philosophy in establishing its compensation policy for executive officers and other employees is to create a structure designed to attract and retain highly skilled individuals by establishing salaries, benefits, and incentive compensation which compare favorably with those for similar positions in other pharmaceutical and biotechnology companies, to integrate pay programs with the business objectives of the Company, to link individual executive compensation with the Company’s performance, and to reward for creating shareholder value over the long term. Compensation for the Company’s executive officers consists of a base salary and potential annual performance bonuses, as well as long-term incentive compensation through stock options and matching contributions by the Company into 401(k) accounts.

BASE SALARY

The base salary component of compensation is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industry. In order to evaluate the Company’s competitive position in the industry, the Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other biotechnology and pharmaceutical companies. Competitive information was obtained by contracting with a consulting firm and from a survey prepared by a second consulting company (the Biotechnology Executive Compensation Survey - 2004). As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired taking into account such officer’s qualifications, experience, prior salary and competitive salary information. Year-to-year adjustments to each executive officer’s base salary are based upon individual performance for the year, changes in the general level of base salaries of persons in comparable positions within the industry, and the average merit salary increase for such year for all employees of the Company, as well as other factors the Compensation Committee judges to be pertinent during an assessment period. In making base salary decisions, the Committee exercises its judgment to determine the appropriate weight to be given to each of these factors. The Committee believes that its process for determining and adjusting the base salary of executive officers is consistent with sound personnel practices.

PERFORMANCE-BASED ANNUAL INCENTIVE BONUS

Cash bonus payments are discretionary unless otherwise required pursuant to an employment agreement. Bonus payments, if any, to executive officers, including the CEO, or payments above the required annual minimum, are based on two principal factors: corporate performance as compared to the Company’s short and long-term strategic, financial, and operational goals and objectives, and individual contribution and performance relative to corporate performance and individual goals and objectives.

Bonus payment recommendations for executive officers other than the CEO are initiated by the CEO and submitted to the Committee for review. Bonus payment recommendations for the CEO are initiated by the Committee.

LONG-TERM INCENTIVES AWARDS

To conserve its cash resources, the Company places special emphasis on equity-based incentives to attract, retain and motivate executive officers as well as other employees. The Committee provides the Company’s executive officers with long-term incentive compensation through grants of stock options generally under the 1997 Plan. The Board believes that stock options provide the Company’s executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company’s Common Stock. The Board believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration. Grants are made to all employees when hired based on salary level and position. All employees, including executive officers, are eligible for subsequent, discretionary grants, which are generally based on either individual or corporate performance.

The Compensation Committee has recommended that shareholders approve a new equity compensation plan that permits other forms of equity compensation in addition to stock options. The new plan includes long-term incentive compensation in the forms of restricted stock, restricted stock units, stock appreciation rights, and other forms of stock-based compensation.

CHIEF EXECUTIVE OFFICER COMPENSATION

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. On January 1, 2004, Mr. Hollis’ base salary was increased from $462,000 to $485,000. Mr. Hollis’ base salary and bonus were established in part by comparing the base salaries and bonuses of chief executive officers at other biotechnology and pharmaceutical companies. Mr. Hollis’ target bonus per the terms of his employment agreement is 100% of his base salary with a minimum of 50% and a maximum greater than 100% upon attaining performance targets.

SECTION 162(M)

The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

In approving the amount and form of compensation for the Company’s executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

Respectfully submitted by:

COMPENSATION COMMITTEE
Brendan R. McDonnell, Chairman
J. Paul Bagley
Marc R. Sarni

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, the Company’s Compensation Committee consists of Mr. Bagley, Mr. McDonnell and. Mr. Sarni. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Performance Measurement Comparison(1)

The following graph compares changes through December 31, 2004, in the cumulative total return on Hollis-Eden Common Stock, a broad market index, namely the NASDAQ Stock Market U.S. Index (the “NASDAQ Index”), and an industry index, namely the NASDAQ Pharmaceuticals Stocks Index (the “Industry Index”). The Industry Index comprises all companies listed on the NASDAQ Stock Market under SIC 283. All values assume reinvestment of the full amount of all dividends as of December 31 of each year.

Comparison of Cumulative Total Return on Investment

(1)        This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

In May 1996, in accordance with anti-dilution privileges under a private financing that the Company conducted in March 1995, the Company issued Richard B. Hollis a warrant that presently represents a right to purchase 393,250 shares of the Company’s Common Stock at a price of $11.02 per share. In May 2000, the warrant was amended, pursuant to which the expiration date of the warrant was extended from January 7, 2002, to January 7, 2006.

In March 1999, the Company entered into a consulting agreement with Jacmar/Viking, L.L.C. William H. Tilley, who was one of the Company’s directors, is a principal of Jacmar/Viking. As consideration for such consulting services, the Company issued to Jacmar/Viking a warrant to purchase an aggregate of 500,000 shares of the Company’s Common Stock at an exercise price of $20.50 per share. The warrant is not subject to any vesting provisions and had an original expiration date of March 2002. In March 2001, the Company entered into an amendment to the original consulting agreement and warrant, pursuant to which the expiration date for the warrant was extended to March 2003. In March 2003, the Company amended the warrant so that the warrant is now exercisable into an aggregate of 250,000 shares of the Company’s Common Stock at an exercise price of

$10.00 per share. The Company also amended the warrant and the consulting agreement to extend the expiration date of the warrant to the earlier to occur of March 2006 or thirty days after the consulting agreement is terminated.

In March 2002, the Company issued to Dr. Joseph Hollis, a consultant, a warrant to purchase 60,000 shares of the Company’s Common Stock at an exercise price of $11.00 per share. This warrant expired on March 18, 2005. Dr. Hollis is the brother of Richard B. Hollis.

In March 1993, options to purchase a total of 125,000 shares of the Company’s Common Stock with an exercise price of $2.25 per share were issued to Dr. Merigan for consulting services. In March 2003, the options expired and the Company issued new options to Dr. Merigan to purchase a total of 125,000 shares of the Company’s Common Stock with an exercise price below market of $2.25. Dr. Merigan is one of the Company’s directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

RICHARD B. HOLLIS

Chairman of the Board, President

Chief Executive Officer

May 6, 2004

A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, HOLLIS-EDEN PHARMACEUTICALS, INC., 4435 EASTGATE MALL, SUITE 400, SAN DIEGO, CALIFORNIA 92121.

HOLLIS-EDEN PHARMACEUTICALS, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2005 The undersigned hereby appoints Richard B. Hollis, Daniel D. Burgess and Robert W. Weber, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Hollis-Eden Pharmaceuticals, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Estancia La Jolla, 9700 North Torrey Pines Road, La Jolla, CA 92037, on Friday, June 17, 2005, at 2:00 p.m., local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. (Continued on other side)

Please Detach and Mail in the Envelope Provided A ☒ Please mark your votes as in this example. MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSALS 2, 3 AND 4. Proposal 1. To elect two Class II directors to hold office until the 2008 Annual Meeting of Stockholders and until their successors are elected. FOR all nominees listed at right (except as marked to the contrary below) ` Nominees: Thomas C. Merigan, Jr., M.D. Brendan R. McDonnell

WITHHOLD AUTHORITY to vote for all nominees listed at right ` To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below Proposal 2. To approve an amendment and restatement of the Company’s 1997 Stock Option Plan into a 2005 Equity Incentive Plan having the features described in the Proxy Statement and to increase the aggregate number of shares of Common Stock authorized for issuance under the Plan by 350,000 shares. FOR AGAINST ABSTAIN Proposal 3. To approve the Company’s 2005 Non-Employee Directors’ Equity Incentive Plan and to authorize an aggregate of 150,000 shares of Common Stock for issuance under the Plan. FOR AGAINST ABSTAIN Proposal 4. To ratify the selection of BDO Seidman LLP as independent auditors of the Company for its fiscal year ending December 31, 2005. FOR AGAINST ABSTAIN Please vote, date and promptly return this proxy in the enclosed envelope which is postage prepaid if mailed in the United States. Signature(s)

Name of stockholder (if other than individual) DATED , 2005 NOTE: Please sign exactly as your name appears hereon. If stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.